Exhibit 32
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

     Pursuant to 18 U.S.C. Section 1350, as adopted in Section 906 of the Sarbanes-Oxley Act of 2002, W. Gary Suttle, Rockford’s Chief Executive Officer, and James M. Thomson, Rockford’s Chief Financial Officer, each certifies with respect to Rockford Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, that:

•	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	information contained in the report fairly presents, in all material respects, Rockford’s financial condition and results of operations.

Dated: May 17, 2004	/s/ W. Gary Suttle

W. Gary Suttle
Chief Executive Officer

Dated: May 17, 2004	/s/ James M. Thomson

James M. Thomson
Chief Financial Officer